Exhibit 10.2

EXECUTION VERSION

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of July 6, 2020, is entered into by and among Sunrun Inc., a Delaware corporation (“Parent”), and 313 Acquisition LLC, a Delaware limited liability company (the “Stockholder”).

RECITALS

WHEREAS, concurrently herewith, Vivint Solar, Inc., a Delaware corporation (the “Company”), Parent, Viking Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”; capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”);

WHEREAS, as of the date hereof, the Stockholder is the record and a “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote 69,619,557 shares of Company Common Stock (the “Owned Shares”; the Owned Shares and any additional shares of Company Securities (or any securities convertible into or exercisable or exchangeable for Company Securities) in which the Stockholder acquires record and beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend or distribution, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities but excluding any shares of Company Common Stock required to be Transferred in connection with a Permitted Redemption (as defined herein), the “Covered Shares”);

WHEREAS, (a) the Stockholder is a party to that certain stockholders agreement dated as of October 6, 2014 (as may be amended, supplemented or modified from time to time, the “Stockholders Agreement”), by and among the Company, the Stockholder and the Blackstone Parties (as defined in the Stockholders Agreement) and the other parties listed on the signature pages thereto and (b) as a condition and inducement to the willingness of Parent to enter into the Merger Agreement and this Agreement, the Stockholder and the Blackstone Parties have, solely for the purposes of Section 2.4 of the Stockholders Agreement, irrevocably approved the transactions contemplated by the Merger Agreement (the “Stockholder Consent”), including the Company’s entry into and execution of the Merger Agreement and the consummation of the Merger (subject to the terms and conditions of the Merger Agreement in accordance with the terms thereof);

WHEREAS, as a condition and inducement to the willingness of Parent to enter into the Merger Agreement, the parties hereto are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Agreement to Vote.

(a) Prior to the Termination Date (as defined herein), the Stockholder, in its capacity as a stockholder of the Company, irrevocably and unconditionally agrees that, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof, including the Company Stockholders Meeting) and in connection with any written consent of stockholders of the Company or circumstances where the vote of the Company’s stockholders is sought, the Stockholder shall, and shall cause any other holder of record of any of the Stockholder’s Covered Shares to:

(i) when such meeting is held, appear at such meeting or otherwise cause the Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(ii) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Stockholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by the Stockholder) in favor of the Merger and the adoption of the Merger Agreement and any other matters necessary or reasonably requested by the Company for consummation of the Merger and the other transactions contemplated by the Merger Agreement; and

(iii) vote (or execute and return an action by written consent), or cause to be voted at such meeting, or validly execute and return and cause such consent to be granted with respect to, all of the Stockholder’s Covered Shares (1) against any Company Acquisition Proposal or any action which is a component of any Company Acquisition Proposal; and (2) against any other action that would reasonably be expected to (A) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, (B) change the voting rights of any class of capital stock of the Company, (C) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or otherwise prevent, impede, frustrate or nullify any provision of the Merger Agreement or (D) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Stockholder contained in this Agreement.

Subject to Section 1(b), the obligations of the Stockholder specified in Section 1 shall apply whether or not the Merger or any action described above is recommended by the Board of Directors of the Company or the Board of Directors of the Company has effected a Company Change of Recommendation.

(b) Notwithstanding anything herein to the contrary, in the event of a Company Change of Recommendation made in compliance with the terms of the Merger Agreement:

(i) the aggregate number of shares of Company Common Stock of the Stockholder that shall be considered “Covered Shares” for all purposes of this Agreement shall be automatically modified without any further notice or any action by Parent or the Stockholder to be only 30,516,552 shares of Company Common Stock (the “Committed Covered Shares”), such that the Stockholder shall only be obligated to vote (or execute and return an action by written consent with respect to) the Committed Covered Shares in the manner set forth in Section 1(a) with respect to the Covered Shares after giving effect to such modification; and

(ii) the Stockholder, in its sole discretion, shall be free to Transfer (as defined below), and to vote or cause to be voted, in person or by proxy, all of the remaining Covered Shares in excess of the Committed Covered Shares (the “Excess Covered Shares”) in any manner it may choose.

For the avoidance of doubt, in all events the Committed Covered Shares shall be deemed to be “Covered Shares” for purposes of this Agreement.

2. No Inconsistent Agreements. The Stockholder hereby covenants and agrees that the Stockholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or arrangement or voting trust with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, (ii) grant or permit the grant of a proxy, power of attorney or other authorization or consent with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, (iii) enter into any Contract or other undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, (iv) take or permit to take any other action that would in any way interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement or (v) approve or consent to any of the foregoing. Any action taken in violation of the foregoing sentence shall be null and void and the Stockholder agrees that any such prohibited action may and shall be enjoined.

3. Termination. This Agreement shall terminate upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the time this Agreement is terminated upon the mutual written agreement of Parent and the Stockholder (the earliest such date under clause (i), (ii) and (iii) being referred to herein as the “Termination Date”); provided, that the provisions set forth in this Section 3, Section 7 and Sections 10 to 22 shall survive the termination of this Agreement; provided further, nothing herein shall relieve any party hereto of any liability for damages resulting from Willful Breach or actual fraud (as defined under Delaware law) prior to such termination.

4. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as to itself as follows, provided, however, that Parent acknowledges and agrees that the Stockholder makes no representations or warranties with respect to any shares of Company Common Stock required to be Transferred in connection with a Permitted Redemption from and after the date of such Transfer:

(a) The Stockholder is a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) and the only record owner of, and has good, valid and marketable title to, the Covered Shares, free and clear of Liens other than as created by this Agreement or arising in connection with a Permitted Redemption. As of the date hereof, other than the Owned Shares, the Stockholder does not own beneficially or of record any Company Securities (or any securities convertible into Company Securities) or any interest therein.

(b) The Stockholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Stockholder’s Covered Shares, (ii) has not entered into any voting agreement or arrangement or voting trust with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy, power of attorney or other authorization or consent with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement and (iv) has not entered into any Contract or other undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(c) The Stockholder (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (ii) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the Stockholder Consent have been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a legal, valid and binding obligation of the other parties hereto and thereto, constitute a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exceptions. The Stockholder has provided to Parent a true and correct excerpt of each provision of the Second Amended and Restated Limited Liability Company Agreement of the Stockholder dated as of September 15, 2019, as amended (the “Stockholder Limited Liability Company Agreement”) that creates a Lien on any Covered Share.

(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Stockholder from, or to be given by the Stockholder to, or be made by the Stockholder with, any Governmental Entity in connection with the execution, delivery and performance by the Stockholder of this Agreement, the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Merger Agreement.

(e) The execution, delivery and performance of this Agreement and the Stockholder Consent by the Stockholder do not, and the consummation of the transactions contemplated hereby and by the Stockholder Consent, and the Merger and the other transactions contemplated by the Merger Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation, bylaws or comparable organizational documents of the Stockholder, (ii) with or without notice, lapse of time or both, a breach or violation of a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification, cancellation or acceleration (or the right of modification, cancellation or acceleration) of any obligations under or the creation of a Lien on any of the properties, rights or assets (including the Covered Shares) of the Stockholder pursuant to any Contract binding upon the Stockholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 4(d), under any applicable Law, rule, regulation, order, judgment or decree to which the Stockholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon the Stockholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

(f) As of the date of this Agreement, there is no Action pending against the Stockholder or, to the knowledge of the Stockholder, threatened against the Stockholder that questions the beneficial or record ownership of the Stockholder’s Owned Shares or the validity of this Agreement, or that could reasonably be expected to prevent or materially delay the Stockholder’s ability to perform its obligations hereunder.

(g) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Company in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

(h) The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the Stockholder Consent and the representations, warranties, covenants and other agreements of the Stockholder contained herein.

5. Certain Covenants of the Stockholder. Except in accordance with the terms of this Agreement, the Stockholder hereby covenants and agrees as follows:

(a) No Solicitation. Prior to the Termination Date, the Stockholder shall not, shall cause its subsidiaries and its and its subsidiaries’ respective Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or facilitate any inquiries with respect to, or the making of, or that could reasonably be expected to lead to, any Company Acquisition Proposal, (ii) engage in any negotiations or discussions with any Third Party concerning any Company Acquisition Proposal, or provide access to its properties, books and records or any confidential or nonpublic information or data to any Third Party relating to the Company, any of its subsidiaries, any of the Company Joint Ventures, any Company Project or the Stockholder, or have or participate in any discussions with any Third Party, in connection with any of the foregoing, (iii) approve, authorize or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (whether written or oral, binding or nonbinding) in connection with or relating to any Company Acquisition Proposal (other than an Acceptable Confidentiality Agreement). The Stockholder also agrees that, immediately following the execution of this Agreement, it shall (and shall use reasonable best efforts to cause each of its subsidiaries and its and their Representatives to) immediately (1) cease any solicitations, discussions or negotiations with any Third Party in connection with a Company Acquisition Proposal or any potential Company Acquisition Proposal and (2) terminate each Third Party’s access to any physical or electronic data rooms relating to any potential Company Acquisition Proposal. The Stockholder also agrees that following the execution of this Agreement it will promptly request each Third Party that has prior to the date hereof executed a confidentiality agreement that is currently in effect in connection with a Company Acquisition Proposal or potential Company Acquisition Proposal to return or destroy all confidential information furnished to such Third Party by or on behalf of it or any of its subsidiaries prior to the date hereof. The Stockholder shall promptly (and in any event within one Business Day after the Stockholder’s knowledge of any such event) notify Parent of the receipt of (A) any Company Acquisition Proposal after the execution of this Agreement, (B) any inquiry, proposal, offer or request for information with respect to, or that could reasonably be expected to result in or lead to, a Company Acquisition Proposal, or (C) any discussions or negotiations sought to be initiated or continued with the Stockholder, the Company, any of its subsidiaries or its or their Representatives concerning a Company Acquisition Proposal, which notice shall include a summary of the material terms of, and the identity of the Third Party making, such Company Acquisition Proposal, inquiry, offer, proposal or request for information and an unredacted copy of any Company Acquisition Proposal, inquiry, offer, proposal or request for information (including any proposed transaction agreements (including any drafts thereof and all schedules and exhibits thereto) relating to any Company Acquisition Proposal) made in writing (including electronically) and a summary of terms and conditions of any Company Acquisition Proposal, inquiry, offer, proposal or request for information not made in writing. Notwithstanding anything in this Agreement to the contrary, (x) the Stockholder (in its capacity as such) shall not be responsible for the actions of the Company or its Board of Directors (or any Committee thereof), any Affiliate of the Company (other than the Stockholder), or any officers, directors (in their capacity as such), employees and Representatives of any of the foregoing (the “Company Related Parties”), including with respect to any of the matters contemplated by this Section 5(a), (y) the Stockholder (in its capacity as such) makes no representations or warranties with respect to the actions of any of the Company Related Parties, and (z) any breach by the Company of its obligations under Section 6.1(a) of the Merger Agreement shall not be considered a breach of this Section 5(a) (it being understood for the avoidance of doubt that the Stockholder shall remain responsible for any breach by it or its Representatives (other than any such Representative that is a Company Related Party) of this Section 5(a)).

(b) Transfer of the Covered Shares.

(i) The Stockholder hereby agrees not to, directly or indirectly, (1) sell, transfer, pledge, encumber, assign, hedge, swap, convert, gift-over or otherwise dispose of (including by sale, merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by liquidation or dissolution, by dividend or distribution, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any Contract, option or other agreement, arrangement or understanding with respect to the Transfer of any of the Stockholder’s Covered Shares or (2) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement, provided, however, that (A) from and after the date of the Company Stockholders Meeting at which the Company Requisite Vote is obtained, the Stockholder and its Affiliates shall be permitted to Transfer (and enter into any Contract or option with respect to any such Transfer) all or a portion of the Covered Shares on any two (2) days during any calendar month, provided, that any such Transfers are executed at a price equal to or in excess of the lesser of (A) fifteen dollars ($15.00) per share of Company Common Stock and (B) ninety-six percent (96%) of the most recent closing price of the Company Common Stock on the securities exchange or market on which the Company Common Stock is then listed or quoted; provided, further, that Parent shall not be required to take any actions in order to facilitate any such Transfer (such shares of Company Common Stock Transferred from time to time, the “Transferable Amount”) and (B) nothing herein shall prohibit a Transfer (x) up to 1,849,347 shares of Company Common Stock in the aggregate pursuant to Section 5.5 of the Stockholder Limited Liability Company Agreement (each, a “Permitted Redemption”) or (y) to an Affiliate of the Stockholder on the Closing Date (but prior to the Effective Time), in connection with a distribution-in-kind of shares of Company Common Stock pursuant to Section 5.5(e) of the Stockholder Limited Liability Company Agreement (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to assume all of the obligations of the Stockholder under, and be bound by all of the terms of, this Agreement. Any Transfer in violation of this Section 5(b) with respect to the Stockholder’s Covered Shares shall be null and void and the Stockholder agrees that any such prohibited Transfer may and shall be enjoined.

(ii) In furtherance of this Agreement, Parent may, on the Stockholder’s behalf, promptly after the date hereof, cause the Company to enter, or cause the Company’s transfer agent to enter, a stop transfer order with respect to all of the Stockholder’s Covered Shares with respect to any Transfer not permitted hereunder and to include the following legend on any share certificates for the Stockholder’s Covered Shares: “THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING AND TRANSFER RESTRICTIONS PURSUANT TO THAT CERTAIN SUPPORT AGREEMENT, DATED AS OF JULY 6, 2020, BY AND BETWEEN SUNRUN INC., A DELAWARE CORPORATION, AND 313 ACQUISITION LLC, A DELAWARE LIMITED LIABILITY COMPANY. ANY TRANSFER OF SUCH SHARES OF STOCK IN VIOLATION OF THE TERMS AND PROVISIONS OF SUCH SUPPORT AGREEMENT SHALL BE NULL AND VOID AND HAVE NO FORCE OR EFFECT WHATSOEVER.” The delivery of such securities by the delivering party shall not in any way affect such party’s rights with respect to such securities. Notwithstanding the foregoing, in connection with any Transfer of Transferable Amounts from time to time in accordance with Section 5(b)(i)(A), the Company shall be permitted to instruct its transfer agent to lift the stop transfer order with respect to a number of the Stockholder’s shares of Company Common Stock equal to the Transferable Amount (and remove any restrictive legend on such shares).

(iii) In the event that the Stockholder intends to undertake a Permitted Transfer of any of the Stockholder’s Covered Shares, the Stockholder shall provide notice thereof to Parent and, if the written agreement to be entered into by the transferee agreeing to be bound by this Agreement pursuant to Section 5(b) hereof is reasonably satisfactory to Parent, the Company shall be permitted to instruct its transfer agent to, (i) lift any stop transfer order in respect of the Stockholder’s Covered Shares to be so Transferred in order to effect such Permitted Transfer and (ii) re-enter any stop transfer order in respect of the Stockholder’s Covered Shares to be so Transferred upon completion of the Permitted Transfer.

(c) Other Actions.

(i) The Stockholder agrees that it shall not, and shall cause each of its Affiliates not to, become a member of a “group” (as that term is used in Section 13(d) of the Exchange Act) that it is not currently a part of and that has been disclosed in a filing on Schedule 13D prior to the date hereof (other than as a result of entering into this Agreement) with respect to any Covered Shares or other Company Securities for the purpose of opposing or competing with the transactions contemplated by the Merger Agreement.

(ii) The Stockholder hereby authorizes Parent to maintain a copy of this Agreement at either the executive office or the registered office of Parent.

(iii) The Stockholder will not, and agrees to cause the Blackstone Parties not to, amend, alter, waive, terminate, modify or rescind the Stockholder Consent, provided, that the foregoing shall in no way limit the Stockholder’s or the Blackstone Parties’ rights with respect to the Excess Covered Shares, including, but not limited to, the adoption any resolutions, consents or other approvals in favor of a transaction other than the transactions contemplated by the Merger Agreement.

6. Further Assurances. From time to time, at Parent’s request and without further consideration, the Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement. The Stockholder further irrevocably and unconditionally agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company, Parent or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby, including any action (i) challenging the validity of, or seeking to enjoin the operation of, any provision of the Merger Agreement or this Agreement or (ii) alleging breach of any fiduciary duty of any Person in connection with the negotiation and entry into the Merger Agreement, this Agreement or the transactions contemplated hereby or thereby.

7. Public Announcements; Disclosure. The Stockholder shall not, and shall cause its Representatives not to, directly or indirectly, make any press release, public announcement or other public communication in respect of this Agreement or the Merger Agreement or any of the transactions contemplated hereby and thereby without the prior written consent of Parent, except as required by applicable federal securities Laws; provided, that the foregoing limitations shall not apply following any Company Change of Recommendation. The Stockholder hereby (i) authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC (including in the Joint Proxy Statement and the Registration Statement) the Stockholder’s identity and ownership of the Covered Shares, the nature of the Stockholder’s obligations under this Agreement and any other information that Parent or the Company determines to be necessary in any SEC disclosure document and (ii) agrees as promptly as practicable to notify Parent and the Company of any required corrections with respect to any written information supplied by the Stockholder specifically for use in any such disclosure document.

8. Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in Parent’s capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like between the date of this Agreement and the Effective Time, the terms “Owned Shares”, “Covered Shares”, “Committed Covered Shares”, “Permitted Redemption” and “Transferable Amount” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction, in each case subject to Section 1(b) hereof.

9. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by Parent and the Stockholder.

10. Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

11. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail, by overnight courier or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice made pursuant to this Section 11):

if to the Stockholder, to it at:

The Blackstone Group L.P.

345 Park Avenue

New York, NY 10154

Attention: Peter Wallace

Email: wallace@blackstone.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Christopher Machera

Email: chris.machera@weil.com

if to Parent, to it at:

Sunrun Inc.

225 Bush Street, Suite 1400

San Francisco, CA 94104

Attention:   Jeanna Steele

                   Sundance Banks

Email:         legalnotices@sunrun.com

with a copy (which shall not constitute notice) to:

Cooley LLP

101 California Street, 5th Floor

San Francisco, CA 94111-5800

Facsimile: (415) 693-2222

Telephone: (415) 693-2190

Email: jleigh@cooley.com; inussbaum@cooley.com

Attention: Jamie Leigh; Ian Nussbaum

12. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares of the Stockholder shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

13. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof. Each of the parties hereto hereby acknowledges and agrees, on behalf of itself, its Affiliates and each of their respective Representatives, that, in connection with such party’s entry into this Agreement and agreement to consummate the transactions contemplated hereby, neither such party nor any of its Affiliates or any of their respective Representatives has relied on any representations or warranties except for the representations and warranties of the Stockholder expressly set forth in Section 4 of this Agreement.

14. No Third-Party Beneficiaries. The Stockholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of Parent in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto; provided, however, that the Company shall be a third-party beneficiary of Section 7 of this Agreement.

15. Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a) This Agreement and any disputes relating hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law or conflict of law principles thereof or of any other jurisdiction that would cause the application of any laws of any jurisdiction other than the State of Delaware).

(b) Each of the parties hereto irrevocably (i) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), in connection with any matter based upon or arising out of this Agreement or any of the transactions contemplated by this Agreement or the actions of Parent or the Stockholder in the negotiation, administration, performance and enforcement hereof and thereof, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of Delaware, as described above, and (iv) consents to service being made through the notice procedures set forth in Section 11. Each party hereto agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 11 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 15(b), that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Laws of the State of Delaware and of the United States of America; provided that each such party’s consent to jurisdiction and service contained in this Section 15(b) is solely for the purpose referred to in this Section 15(b) and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT OR THE STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

16. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other party, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

17. Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including the Stockholder’s obligations to vote its Covered Shares as provided in this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that the parties hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without any requirement for the posting of security, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) either party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity.

18. Severability. If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

19. Counterparts. This Agreement may be executed and delivered (including by email transmission, “.pdf,” or other electronic transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

20. Interpretation and Construction. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Words of any gender include each other gender and neuter genders and words using the singular or plural number also include the plural or singular number, respectively. Any Contract or Law defined or referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of Laws) by succession or comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The word “or” shall not be exclusive. The word “will” shall be construed to have the same meaning as the word “shall”. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. The word “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day. Each of the parties hereto has participated in the drafting and negotiating of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the parties hereto and without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

21. Capacity as a Stockholder. Notwithstanding anything herein to the contrary, the Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions (including the exercise of fiduciary duties) in accordance with applicable Law of any Affiliate, employee or designee of the Stockholder or any of its Affiliates in his or her capacity, if applicable, as an officer or director of the Company or any other Person.

22. Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

SUNRUN INC.

By:	/s/ Lynn Jurich
	Name:	Lynn Jurich
	Title:	Chief Executive Officer

[Signature Page to Support Agreement]

313 ACQUISITION LLC

By:	/s/ Peter Wallace
	Name:	Peter Wallace
	Title:	Senior Managing Director

[Signature Page to Support Agreement]